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                                                                   Exhibit 10.62

                        CONTINUING AGREEMENT OF GUARANTY

     This Continuing Agreement of Guaranty (this "Guaranty"), dated as of this 30th day of May, 2002, is given by ACE LIMITED, a company limited by shares organized under the laws of the Cayman Islands (the "Guarantor"), in favor of ABN AMRO Bank N.V., as agent for the Banks (the "Agent"), in connection with that Credit Agreement, dated as of the date hereof, by and among ACE GUARANTY RE INC., a Maryland corporation (the "Borrower"), the Banks now or hereafter party thereto (the "Banks"), the Agent, and Commerzbank AG, New York and Grand Cayman Branches, Fleet National Bank and Westdeutsche Landesbank Girozentrale, New York Branch, as Co-Documentation Agents (as amended, restated, modified, or supplemented from time to time hereafter, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

1. Guarantied Obligations. To induce the Agent and the Banks to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, Guarantor hereby unconditionally and irrevocably guaranties to the Agent and each Bank the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including all Obligations, liabilities, and indebtedness from time to time of the Borrower to the Agent or any of the Banks under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation"). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Agent or any of the Banks (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under and pursuant to the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, Guarantor agrees as follows.

2. Guaranty. If Borrower at any time fails to fully and punctually pay or perform any of the Guarantied Obligations when due, Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Agent and the Banks or any one or more of them. All payments made hereunder shall be made by Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of Guarantor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Bank, the Agent, or Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thingor omission or delay to do any other act or thing which may or might in any manner or to any

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extent vary the risk of Guarantor or would otherwise operate as a discharge of
Guarantor as a matter of law or equity. Without limiting the generality of the foregoing, Guarantor hereby consents to, at any time and from time to time, and the obligations of Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Agent or the Banks or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against Guarantor or any other guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Agent or the Banks, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by the Agent or the Banks, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Agent or the Banks, or any of

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them (including any election under Section 1111(b)(2) of the United States
Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guarantied Obligations (other than indefeasible payment and performance of the Guarantied Obligations in full); or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations;

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

          Guarantor acknowledges, consents, and agrees that other guarantors may guaranty all or any portion of the Guarantied Obligations pursuant to Section
10.18 of the Credit Agreement and Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Guarantor hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, Guarantor waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against Guarantor, including the following: any notice of any event or circumstance described in
Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Agent or the Banks, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Agent or the Banks, or any of them (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Agent or the Banks, or any of them, to seek a deficiency against

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the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

Notwithstanding any other term herein to the contrary, the Guarantied Obligations shall exclude the amount of any increase in the aggregate principal amount of the Commitments (together with the interest accrued on the amount of such increased principal) over and above the aggregate principal amount of the Commitments as set forth in the Credit Agreement as of the date of this Guaranty (or over and above any increased aggregate principal amount of the Commitments to which Guarantor has consented in accordance with the terms of this sentence) unless the consent of Guarantor has been provided to the Agent at a time that is substantially contemporaneous with or after the date of such increase; this provision is limited solely to an increase in the aggregate principal amount of the Commitments, as more fully set forth directly above, and to no other circumstance. For the avoidance of doubt, it is not the intent of the waivers set forth in this Section 4 to, and such waivers shall not, waive the necessity for a demand to be made in accordance with the first sentence of Section 2 hereof.

5. Representations and Warranties. Guarantor hereby makes the following representations and warranties as of the date hereof:

(a) Guarantor is duly organized, validly existing, and in good standing under the laws of the Cayman Islands; and, Guarantor is validly existing and in good standing in all jurisdictions in which it is domiciled or doing business, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the business, properties, assets, financial condition, results of operations, or prospects of Guarantor (a "Material Adverse Effect"); and, this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor and its successors in accordance with its terms; Guarantor has the requisite power and authority to enter into, execute, deliver and carry out this Guaranty and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings;

(b) the execution and delivery of this Guaranty and the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof by Guarantor will not conflict with, constitute a default under or result in any breach of any material agreement or instrument to which Guarantor is bound or any applicable Law material to the business or operations of Guarantor or material to the validity or enforceability of this Guaranty;

(c) the information, financial statements and other financial data furnished by Guarantor to the Agent are true and correct in all material respects and present fairly the financial condition of Guarantor as of the date of such information, statements, or other data; all other information given to the Agent by Guarantor with respect to Guarantor is, as of the date of such information (or, if not dated, as of the date of its delivery to the Agent), accurate and correct in all material respects and is, as of the date of such information (or, if not dated, as of the date of its delivery to the Agent), complete insofar as completeness may be necessary to give the Agent true and accurate knowledge of the subject matter thereof; and

(d) there are no actions, suits, proceedings, or governmental investigations pending or, to the knowledge of Guarantor, threatened against Guarantor which are reasonably likely to have a Material Adverse Effect.

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6.  Senior Debt Status. The obligations of Guarantor under this Guaranty rank and will rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of Guarantor.

7. Reinstatement. This Guaranty is a continuing obligation of Guarantor and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Bank or the Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

8. Subrogation. Guarantor shall not exercise any rights against Borrower or any other guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated. If, prior to the indefeasible payment in full of the Guarantied Obligations and the termination of the Commitments, any amount shall be paid to Guarantor by or on behalf of Borrower or any other guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to Guarantor for the benefit of, and shall be held in trust for the benefit of, the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

9. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization, or similar proceeding), Guarantor agrees that, for the purposes of this Guaranty and its obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

10. Taxes.

(a) No Deductions. All payments made by Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed by the United States on the overall net income of any Bank and taxes that are imposed on the overall net income (and franchise taxes imposed in lieu thereof) of any Bank by the state or foreign jurisdiction under the laws of which such Bank is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Guaranty, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection 10(a)) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions, and (iii) Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

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(b) Stamp Taxes. In addition, Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

(c) Indemnification for Taxes Paid by any Bank. Guarantor shall indemnify each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Guarantor receives written demand therefor.

(d) Certificate. Within 30 days after the date of any payment of any Taxes by Guarantor, Guarantor shall furnish to the applicable Bank, the original or a certified copy of a receipt evidencing payment thereof.

(e) Banks to Obtain Relevant Exemptions. Any Bank as to which payments under this Guaranty are subject to Taxes or Other Taxes and which is entitled to an exemption from or reduction of such Taxes or Other Taxes pursuant the laws or regulations of any relevant jurisdiction or any treaty shall deliver to the Agent and Guarantor, no later than the latest time or times prescribed by applicable law for the effectiveness thereof, two original copies of such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without payment of Taxes or Other Taxes or at a reduced rate. If any Bank fails to timely deliver any such documentation, Guarantor shall not be required to increase any amount payable to such Bank pursuant to Subsection 10(a) hereof or to otherwise indemnify such Bank under Subsection 10(c) hereof to the extent such increase or indemnity would not have been required if such Bank had delivered such documentation; provided, however, that should a Bank become subject to Taxes or Other Taxes because of its failure to deliver a form required hereby, Guarantor shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes or Other Taxes.

(f) Survival. Without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this Section 10 shall survive the payment in full of the Obligations and the termination of all Commitments.

11. Judgment Currency.

(a) Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), Guarantor hereby agrees, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b) Indemnity in Certain Events. The obligation of Guarantor in respect of any sum due from Guarantor to any Bank under this Guaranty shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency, the Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due in the

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Original Currency, Guarantor agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify the Agent and the Banks against such loss.

12. Notices. Guarantor agrees that all notices, statements, requests, demands, and other communications (subject, however, to Section 17 hereof) under this Guaranty shall be given to Guarantor at the address set forth on a Schedule to the Credit Agreement (or such other address as Guarantor may designate in writing to the Agent) and in the manner provided in Section 10.6 of the Credit Agreement.

13. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Guarantor acknowledges and agrees that a telecopy transmission to the Agent or any Bank of signature pages hereof signed on behalf of Guarantor shall constitute effective and binding execution and delivery hereof by Guarantor.

14. Setoff, Default Payments by Borrower.

(a) In the event that at any time any obligation of Guarantor now or hereafter existing under this Guaranty shall have become due and payable, the Agent and the Banks, or any of them, shall have the right from time to time to set off against and apply to such due and payable amount any obligation of any nature of any Bank or the Agent, or any subsidiary or affiliate of any Bank or the Agent, to Guarantor, including all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by Guarantor with the Agent or any Bank or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Agent or the Banks, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to Guarantor, whether such obligation to Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Agent and the Banks, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Agent or any of the Banks. Each of the Banks and the Agent which exercises any right of set-off against Guarantor hereunder agrees promptly to notify Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Banks under this Section are in addition to such other rights and remedies (including other rights of setoff and banker's lien) which the Agent and the Banks, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Agent and the Banks, or any of them.

(b) Upon the occurrence and during the continuation of any Event of Default under the Credit Agreement, if any amount shall be paid to Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Bank and the Agent and shall forthwith be paid to the Agent to be credited and applied to the Guarantied Obligations when due and payable.

15. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect.

16. Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Banks, or any of them, and their respective successors and assigns as permitted by the Credit Agreement. Without limitation of the foregoing, the Agent and the Banks, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of their respective rights or obligations

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under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other Person permitted pursuant to the Credit Agreement, and such Guarantied Obligations (including any Guarantied Obligations resulting from an extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Agent and the Banks in this Guaranty or otherwise.

17. CONSENT TO FORUM; WAIVER OF JURY TRIAL.

          GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND GUARANTOR HEREBY IRREVOCABLY APPOINTS THE BORROWER TO BE ITS AGENT TO RECEIVE ON BEHALF OF ITSELF AND ITS RESPECTIVE PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING AND HEREBY CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS PROVIDED FOR BORROWER IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

          GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

18. Governing Law, Waiver of Sovereign Immunity. This Guaranty shall be construed and enforced in accordance with, and the obligations and rights of the parties shall be governed by, the laws of the State of New York applicable to contracts made and to be performed in said State. To the extent that Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and any other Loan Document, and Guarantor agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

19. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any matter affecting the

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validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of Guarantor's liability shall, without any further action by the Agent or any of the Banks or Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by
Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on Guarantor's obligations hereunder as to each element of such assertion.

20. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and Guarantor certifies that the representations and warranties made therein with respect to Guarantor are true and correct. Further, Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents applicable to it.

(b) Guarantor hereby acknowledges, represents, and warrants that it is the indirect owner of the Borrower and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution, indemnity, and subrogation that may arise in connection herewith, are a reasonably equivalent exchange of value in return for providing this Guaranty.

21. Miscellaneous.

(a) Generality of Certain Terms. As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation."

(b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Agent and the Required Banks (unless the Credit Agreement requires the consent of all Banks) and, in the case of an amendment, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Agent or the Banks, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent and the Banks under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(c) Expenses. Guarantor unconditionally agrees to pay all reasonable costs and expenses, including reasonable attorney's fees incurred by the Agent or any of the Banks in enforcing this Guaranty against Guarantor and Guarantor shall pay and indemnify each Bank and the Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Bank or the Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Bank or the Agent (A) relating to the enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to this Guaranty, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission relating hereto purporting to be by Guarantor or Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to this Guaranty, and including those arising directly or indirectly from the violation or asserted violation of any Law (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person; provided, however, that Guarantor shall not be obligated to indemnify or hold harmless any Bank or the Agent to the extent that any such obligation, liability, loss, damage, cost, expense, penalty, judgment, suit, actions, claim, or disbursement of such Bank or the Agent arose from the gross negligence or willful misconduct of such Bank or the Agent.

(d) Prior Understandings. This Guaranty and the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(e) Survival. All representations and warranties of Guarantor made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Agent and the Banks, or any of them, any extension of credit, or any other event or circumstance whatsoever.

                            [SIGNATURE PAGE FOLLOWS]

              [SIGNATURE PAGE OF CONTINUING AGREEMENT OF GUARANTY]

         IN WITNESS WHEREOF, Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

                                   ACE LIMITED
                                   The Common Seal of ACE Limited was
                                   hereunto affixed in the presence of:


                                   By:____________________________________(SEAL)
                                      Name:
                                      Title: General Counsel and Secretary


                                   By:____________________________________(SEAL)
                                      Name:
                                      Title: Chief Financial Officer